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                        INVESTMENT SUBADVISORY AGREEMENT

          THIS AGREEMENT is entered into this ____ day of _____, 1997 by and between Kleinwort Benson Investment Management Americas Inc. ("KBIMA") and RCM Capital Management, L.L.C. (the "Investment Manager").

1.        APPOINTMENT AND ACCEPTANCE OF APPOINTMENT OF KBIMA

          Subject to any express limitations set forth in writing, a copy of which is attached hereto or has been previously furnished to KBIMA, the Investment Manager hereby grants to KBIMA and KBIMA hereby accepts full discretionary authority to manage the investment and reinvestment of the cash, securities, and other assets of the RCM Kleinwort Benson Emerging Markets Fund (the "Fund"), a series of RCM Equity Funds, Inc. (the "Company"), any proceeds thereof, and any additions thereto (the "Portfolio"), in KBIMA's discretion. In the performance of its duties hereunder, KBIMA shall further be bound by any and all determinations by the Board of Directors of the Company and the Investment Manager relating to the investment objectives, policies or restrictions of the Fund, which determinations shall be communicated in writing to KBIMA by the Investment Manager. For all purposes herein, KBIMA shall be deemed an independent contractor of the Company and the Investment Adviser.

2.        POWERS OF KBIMA

          Subject to the limitations provided in Section 1 hereof, KBIMA is empowered hereby, through any of its directors, officers or appropriate employees, for the benefit of the Fund:

          (a) to invest and reinvest in shares, stocks, bonds, notes and other obligations of every description issued or incurred by governmental bodies, corporations, mutual funds, trusts, associations or firms, in trade acceptances and other commercial paper, and in loans and deposits at interest on call or on time, whether or not secured by collateral;

          (b) to purchase and sell commodities or commodities contracts and investments in put, call, straddle, or spread options;

          (c) to enter into forward, future, or swap contracts with respect to the purchase and sale of securities, currencies, commodities, and commodities contracts;

          (d) to lend its portfolio securities to brokers, dealers and other financial institutions;

          (e) to buy, sell, or exercise options, rights and warrants to subscribe for stock or securities;

          (f) to engage in any other types of investment transactions described in the Fund's Prospectus and Statement of Additional Information;


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          (g)  to take such other action, or to direct the Fund's custodian (the
     "Custodian") to take such other action, as may be necessary or desirable to carry out the purpose and intent of the foregoing; and

          (h) to vote proxies solicited by or with respect to the issuers of securities in which Portfolio assets are invested as of the record date for voting such proxies ("Proxies").

3.        EXECUTION OF PORTFOLIO TRANSACTIONS

          (a) KBIMA shall maintain adequate facilities and qualified personnel for the placement of, and shall place orders for, the purchase or other acquisition, and sale or other disposition, of portfolio securities or other portfolio assets for the Fund.

          (b) Unless otherwise specified in writing to KBIMA by the Fund or the Investment Manager, all orders for the purchase and sale of securities for the Portfolio shall be placed in such markets and through such brokers as in KBIMA's best judgment shall offer the most favorable price and market for the execution of each transaction; provided, however, that, subject to the above, KBIMA may place orders with brokerage firms that have sold shares of the Fund or that furnish statistical and other information to KBIMA, taking into account the value and quality of the brokerage services of such firms, including the availability and quality of such statistical and other information. Receipt by KBIMA of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to KBIMA pursuant to
     Section 6 hereof and Appendix A hereto.

          (c) KBIMA may effect securities transactions which cause the Fund to pay an amount of commission in excess of the amount of commission another broker would have charged, provided, however, that KBIMA determines in good faith that such amount of commission is reasonable in relation to the value of Fund share transactions, statistical, brokerage and other services provided by such broker, viewed in terms of either the specific transaction or KBIMA's overall responsibilities to the Fund and other clients for which KBIMA exercises investment discretion.

          (d)  The Investment Manager understands and agrees that:

               (i) KBIMA performs investment management services for various clients and that KBIMA may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Portfolio, so long as it is KBIMA's policy, to the extent practical, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients;

               (ii) KBIMA shall have no obligation to purchase or sell for the Portfolio any security which KBIMA, or its directors, officers or employees, may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of KBIMA such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio; and


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               (iii) on occasions when KBIMA deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other clients of KBIMA, KBIMA, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased when KBIMA believes that to do so will be in the best interests of the Portfolio. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by KBIMA in the manner KBIMA considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

4.        ALLOCATION OF EXPENSES

          KBIMA will bear all expenses related to the salaries of its employees and its overhead in connection with its duties under this Agreement.

5.        UNDERTAKINGS

          (a)  KBIMA agrees:

               (i) to furnish the Investment Manager and the Company with quarterly statements of the Portfolio, valued, for each security listed on any national securities exchange at the last quoted sale price on the valuation date reported on the composite tape or, in the case of securities not so reported, by the principal exchange on which the security is traded, and for any other security or asset in a manner determined in good faith by KBIMA to reflect its fair market value;

               (ii) to furnish statements to the Investment Manager and the Company evidencing any purchases and sales for the Portfolio as soon as practicable after such transactions have taken place;

               (iii) to maintain strict confidence in regard to the Portfolio;

               (iv) to provide to the Investment Manager and the Company upon request a written report with respect to the voting of Proxies by KBIMA on behalf of the Fund. KBIMA shall provide such additional reports to the Investment Manager and the Company concerning the voting of Proxies on behalf of the Fund as shall be reasonably requested; and

               (v) to indemnify the Investment Manager and the Company against any losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement of any material fact contained in any registration statement, prospectus, proxy statement, report or other document, or any amendment or supplement thereto, or arising out of or based upon any omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Investment Manager or the Company by KBIMA specifically for use in the preparation thereof.


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          (b)  The Investment Manager agrees:

               (i) to advise KBIMA of the investment objectives, policies and restrictions of the Fund and of any changes or modifications thereto and to notify KBIMA promptly of any other changes in the Portfolio of which KBIMA would not otherwise have knowledge;

               (ii) to advise KBIMA of any specific investment restrictions applicable to the Portfolio and to give KBIMA promptly written notice of any investments made for the Portfolio that the Investment Manager deems to be in violation of such objectives or restrictions;

               (iii) to maintain in strict confidence and for use only with respect to the Portfolio all investment advice given by KBIMA;

               (iv) to take all actions necessary to effect delivery of the Proxy solicitations to KBIMA in a timely manner, including, but not limited to, effecting delivery of any Proxy solicitation received by a third party who may hold securities on behalf of the Fund, and to verify, or to cause such third party to verify, at such time, that the number of shares of an issuer's securities indicated in a Proxy solicitation equals the number of shares of such issuer's securities held by or for the benefit of the Fund as of the record date for voting the Proxies; and

               (v) not to hold KBIMA, and any of its directors, officers and employees, liable, under any circumstances for any error of judgment or other action taken or omitted by KBIMA in the good faith exercise of its powers hereunder or arising out of an act or omission of the Custodian, or of any broker-dealer or agent selected by KBIMA in good faith and in a commercially reasonable manner, excepting matters as to which KBIMA shall be finally adjudged to have been guilty of willful misfeasance, bad faith, gross negligence, reckless disregard of duty or breach of fiduciary duty involving personal misconduct (all as defined in the 1940 Act). The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any Federal and state securities laws.

6.        COMPENSATION OF KBIMA

          (a) In consideration of the services performed by KBIMA hereunder, the Investment Manager will pay or cause to be paid to KBIMA, as they become due and payable, advisory fees determined in accordance with the attached Schedule of Fees (Appendix A). In the event of termination, any advisory fees paid in advance pursuant to such fee schedule will be prorated as of the date of termination and the unearned portion thereof will be returned to the Investment Manager.

          (b) The net asset value of the Portfolio used in fee calculations shall be determined in the manner set forth in the Articles of Incorporation and Bylaws of the Company and the


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     Fund's prospectus as of the close of regular trading on the New York Stock
     Exchange on each business day the New York Stock Exchange is open.

7.        SERVICE TO OTHER CLIENTS

          Nothing contained in this Agreement shall be construed to prohibit KBIMA from performing investment advisory, management, distribution or other services for other investment companies and other persons, trusts or companies, or to prohibit affiliates of KBIMA from engaging in such businesses or in other related or unrelated businesses.

8.        STANDARD OF CARE

          KBIMA shall have no liability to the Investment Manager or the Fund, or their equityholders, for any error of judgment, mistake of law, loss arising out of any investment, or other act or omission in the performance of its obligations to the Fund not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under any federal securities laws.

9.        DURATION OF AGREEMENT

          This Agreement shall continue in effect until the close of business on _____ __, 1999 and shall be renewed thereafter from year to year to the same extent as the Investment Management Agreement, Power of Attorney and Service Agreement, by and between the Investment Manager and the Company, dated the date hereof (the "Investment Management Agreement"), is renewed so long as such renewal is specifically approved by the Board of Directors of the Investment Manager and the Board of Directors of KBIMA.

10.       TERMINATION

          This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Investment Manager or KBIMA.

11.       REPORTS, BOOKS AND RECORDS

          KBIMA shall render to the Company and the Investment Manager such periodic and other reports as the Company or the Investment Manager may from time to time reasonably request. In compliance with the requirements of Rule 31a-3 under the Investment Company Act of 1940, KBIMA hereby agrees that all records which it maintains for the Company are property of the Company. KBIMA shall surrender promptly to the Company any of such records upon the Company's request, and shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.


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12.       REPRESENTATIONS AND WARRANTIES

          KBIMA represents and warrants to the Investment Manager that KBIMA is registered as an investment adviser under the Investment Advisers Act of 1940. During the term of this Agreement, KBIMA shall notify the Company and the Investment Manager of any change in the status of KBIMA within a reasonable time after such change. Each party further represents and warrants to the other that this Agreement has been duly authorized by such party and constitutes the legal, valid and binding obligation of such party in accordance with its terms.

13.       AMENDMENT OF THIS AGREEMENT

          No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14.       MISCELLANEOUS

          (a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of California (without regard to the principles of conflicts of law) and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

          (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, whether written or oral, between them.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

RCM CAPITAL MANAGEMENT, L.L.C.         KLEINWORT BENSON INVESTMENT
                                       MANAGEMENT AMERICAS INC.



By:  ______________________________    By:  ______________________________
     Name:                                  Name:
     Title:                                 Title:


ATTEST:                                ATTEST:

By:  ______________________________    By:  ______________________________


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                                     APPENDIX A
                           INVESTMENT SUBADVISORY AGREEMENT
                        BETWEEN RCM CAPITAL MANAGEMENT, L.L.C.
                      AND KLEINWORT BENSON INVESTMENT MANAGEMENT
                                    AMERICAS INC.
                                  SCHEDULE OF FEES

Effective Date:  _____ __, 1997

The Investment Manager will pay a monthly fee to KBIMA based on the average
daily net assets of the Fund, at the annualized rate of [   ]% of the value of
the Fund's average daily net assets.

    VALUE OF SECURITIES AND CASH OF FUND                   FEE

    On all sums                                      [   ]% annually





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